Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
John Drury
Vice President and Corporate Controller
408-548-1000
Investor Relations
408-542-5050
investor.relations@Finisar.com
Finisar Corporation Announces Record Revenues
And
Initiates Voluntary Review of Historical Stock Option Grant Practices
SUNNYVALE, Calif.—(Market Wire)—November 30, 2006—Finisar Corporation (Nasdaq: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported record quarterly revenues for its fiscal second quarter ended October 29, 2006 of $108.2 million, an increase of 24.9% over the second quarter of last year, marking the thirteenth consecutive quarter of revenue growth and the ninth consecutive quarter of record revenues. The Company also announced the initiation of a voluntary review of its historical stock option grants. Full financial results for the quarter will be reported upon completion of the review.
FINANCIAL HIGHLIGHTS
•	For the quarter ended October 29, 2006, revenues were $108.2 million, an increase of 24.9% compared to $86.6 million in the second quarter of the prior year and an increase of 1.8% compared to $106.2 million in the prior quarter. These results compare to management’s revenue guidance of $106-$112 million for the current quarter. For the six months ended October 29, 2006, revenues were $214.4 million, an increase of 27.4% compared to the prior year. Revenues for optical subsystems and components were $99.0 million in the current quarter, an increase of 27.8% compared to $77.4 million in the second quarter of the prior year and an increase of 3.1% compared to $96.0 million in the prior quarter. Revenues for optical subsystems and components for the current six month period were $195.1 million, an increase of 30.2% compared to $149.8 million in the prior year. Revenues for network test and monitoring systems were $9.2 million in both the current and prior year quarters and $10.2 million in the prior quarter. Revenues for network test and monitoring systems for the current six month period were $19.4 million compared to $18.5 million in the prior year.

•	Cash and short-term investments, plus other long-term investments which can be readily converted into cash, totaled $130.0 million at October 29, 2006, an increase of $7.6 million from the end of the prior quarter. The Company has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.

•	In separate privately-negotiated transactions, the Company exchanged $100 million of its $150 million in outstanding 2-1/2% convertible notes due in 2010. The exchange primarily resulted in the elimination of a single-day put option which would have allowed

2 of 3
the holders of the original notes to require the Company to repurchase the notes, for cash or common stock of the Company (at the option of the Company), on October 15, 2007. At maturity or conversion, the new notes require the Company to pay the principal amount of the notes in cash. Any amounts due in excess of the principal amount will be settled in shares of Finisar common stock. As a result of the exchange, the Company recorded a non-cash loss on debt extinguishment of $31.6 million during the second quarter ended October 29, 2006 and incurred fees of approximately $2 million related to the exchange transactions which were capitalized and will be amortized over the life of the new notes. The remaining $50 million of the original notes have not been modified, and have been classified as a current liability as a result of the put option. Overall, the exchange provides the Company with more flexibility to utilize its cash flow from operations between now and 2010, while also minimizing dilution to shareholders.
“We are proud to have posted our thirteenth consecutive quarter of sequential revenue growth and our ninth consecutive quarter with record revenues,” said Jerry Rawls, Finisar’s Chairman of the Board, President and CEO. “It was a quarter in which we had very strong growth in sales of 10 Gb/s optical transceivers. In addition, we continued to make progress in operational efficiency with lower costs and controlled expenses. We expect market demand for 10 Gb/s transceivers to remain strong for the foreseeable future.”
VOLUNTARY REVIEW OF HISTORICAL STOCK OPTION GRANT PRACTICES
Finisar also announced today that it has engaged in a voluntary review of its historical stock option grant practices. The review of stock option grants made since Finisar’s initial public offering on November 11, 1999 was initiated by senior management and preliminary results of such review were discussed with the Audit Committee of Finisar’s board of directors. Based on the preliminary results of the review, senior management has concluded, and the Audit Committee agrees, that it is likely that the measurement dates for certain stock option grants differed from the recorded grant dates for such awards and that the Company will likely need to restate its historical financial statements to record non-cash charges for compensation expense relating to some past stock option grants.
At this time, the Company has not determined the amount of such charges, the resulting tax implications (which may result in additional tax liabilities), the accounting impact on its financial statements, or which periods may require restatement. The Company has filed a Form 8-K report stating that the financial statements included in its annual and interim reports and any related reports of its independent registered public accounting firm, and all earnings and press releases and similar communications issued by the Company relating to fiscal years ended April 30, 2001 and thereafter should no longer be relied upon. As a result of the ongoing investigation, Finisar will delay the filing of its Form 10-Q for the quarter ended October 29, 2006.
The Audit Committee is in the process of conducting a further investigation and has engaged independent legal counsel to assist in the investigation. The Company intends to complete the investigation and resolve these issues as quickly as possible. Finisar executives will refrain from commenting further on the matter until the independent investigation is concluded.

3 of 3
CONFERENCE CALL
Finisar plans to review its second quarter revenues and operations and discuss its current business outlook during a conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, November 30, 2006. The call will be broadcast live over the Internet on the Investor Relations section of Finisar’s web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar’s President and CEO, and John Drury, Finisar’s Vice President and Corporate Controller.
SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar’s products and uncertainty regarding the development of these markets; Finisar’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction and intensive competition. Further information regarding these and other risks relating to Finisar’s business is set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.
In addition, this press release contains forward-looking statements regarding the Company’s voluntary review of its historical stock option grant practices. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including risks and uncertainties relating to the results of the ongoing review and developments in regulatory and legal guidance regarding stock option grants and accounting for such grants. The Company’s review of its historical stock option grants is not complete. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
ABOUT FINISAR
Finisar Corporation (Nasdaq: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com.